CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 1999 relating to the financial statements of Kansas City Southern Industries, Inc., which appears in Kansas City Southern Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us in the last paragraph of Part II, Item 3 in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Kansas City, Missouri
November 29, 1999